UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
December 5, 2006
UTi Worldwide Inc.
(Exact name of Registrant as Specified in its Charter)
000-31869
(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	19500 Rancho Way, Suite 116
British Virgin Islands	Rancho Dominguez, CA 90220 USA
(Addresses of Principal Executive Offices)
310.604.3311
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.
Current Report on Form 8-K
December 5, 2006
Item 2.02. Results of Operations and Financial Condition
UTi Worldwide Inc., a British Virgin Islands corporation, which we refer to as UTi or the company, issued a news release dated December 7, 2006, which we refer to as the Earnings News Release, announcing its preliminary results for the fiscal third quarter ended October 31, 2006. The Earnings News Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information contained in the Earnings News Release shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
(a) On December 5, 2006, the Audit Committee of the Board of Directors of UTi Worldwide Inc. (the “company”), with the concurrence of the company’s executive officers, concluded that the company’s previously issued annual and interim financial statements with respect to each of the fiscal periods ended January 31, 2003 through July 31, 2006 previously filed with the Securities and Exchange Commission (SEC) should not be relied upon as a result of certain errors contained therein.
In response to comments received from the SEC as a part of the SEC’s regular review of the company’s 1934 Act filings, the company reviewed its previous accounting for a portion of the consideration paid in relation to the acquisition of Grupo SLi and Union, SLi (together, SLi). As a result of that review, the company determined that a portion of the consideration paid to the selling shareholders, previously reflected as purchase consideration and included in goodwill in the company’s Consolidated Balance Sheet, represents an element of compensation cost. Accordingly, the company, in consultation with its independent accountants, has determined it is necessary to restate its previously issued financial statements.
The company acquired SLi in January 2002 for approximately $14 million in cash plus four annual earn-out payments totaling approximately $40 million in cash and 2,126,901 ordinary shares of the company, representing approximately $104 million of total consideration. UTi has satisfied all payment obligations under the SLi acquisition agreement, a copy of which was previously filed as an exhibit to the company’s Form 10-Q for the quarter ended April 30, 2005.
Although the company continues to have active dialogue with the SEC on this matter, the company believes the portion of the total SLi consideration that represents compensation cost is approximately $75 million to $80 million. UTi intends to restate its previously reported results to include the aforementioned compensation cost as Staff Costs in its Consolidated Income Statement. Accordingly, the company will be amending the appropriate filings with the SEC to include restated financial statements correcting this error.
The accounting error giving rise to the restatements described above will not result in additional or different payments being made to the sellers of SLi. In addition, the accounting error and related restatements are not expected to have any impact on the company’s revenues, cash balances, tax position, or its current or future compliance with any of its financial covenants or debt instruments, nor will they have any impact on the company’s fiscal 2007 fourth quarter or any period thereafter.
Due to the complex nature of the SLi transaction and related accounting, the company cannot assure you that the final amounts included in its restated financial results will be within the ranges included herein. Although the company expects to file its Quarterly Report on Form 10-Q for the third fiscal quarter on December 18, 2006, it cannot be assured that the anticipated timing will be met.

The foregoing information is being filed pursuant to Item 4.02(a) of Form 8-K as a result of the pending restatement of the above-referenced financial statements; accordingly, such prior financial statements should no longer be relied upon. The Audit Committee and executive officers of the company discussed with the company’s independent accountants the matters disclosed in this Item 4.02(a) of this Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

99.1	Earnings News Release dated December 7, 2006
Safe Harbor Statement
Certain statements in this Current Report may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, statements regarding the restatement and related audit of our financial statements for prior periods and the timing and impact thereof, the anticipated impact of the accounting errors related to the acquisition of SLi on our results of operations and financial condition, the amount and allocation of expense throughout the impacted periods and any changes from our preliminary estimates, the scope and number of material weaknesses in internal control over financial reporting and their potential effect on the restatement process, the effect of our restatement on our compliance with the covenants in our debt agreements, the company’s discussion of its NextLeap goals and journey, UTi’s growth strategies and plans which it is developing for the next phase of the company’s evolution, comments about the company’s investments which it believes have helped strengthen UTi’s overall business, increase its competitive position in the marketplace and return increase value to its shareholders, the company’s ability to meet the end-to-end supply chain needs of its clients and any other statements which are not historical facts. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions, the ability to retain customers and management of acquisition targets; a challenging operating environment; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: December 7, 2006	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Senior Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Earnings News Release dated December 7, 2006